UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 3, 2009

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INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in charter)

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Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada  89521

(Address of principal executive offices)

(775) 448-7777

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual meeting on March 3, 2009, International Game Technology (IGT) shareholders approved an amendment to the 2002 Stock Incentive Plan (SIP) to increase the aggregate number of shares of IGT common stock that may be delivered pursuant to all awards granted under the SIP to 58.0 million from 43.0 million shares.  The amendment also increased the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the SIP to 58.0 million shares.  For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate SIP share limit.

Except as amended as described above, the current share limits under, and other terms and conditions of, the SIP will continue in effect.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

10.1	International Game Technology 2002 Stock Incentive Plan, as amended January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ J. KENNETH CREIGHTON
J. Kenneth Creighton
Vice President Corporate Law Department,
and Assistant Secretary

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